# Certificate of Incorporation

***Canada Business Corporations Act***

# Certificat de constitution

***Loi canadienne sur les sociétés par actions***

CHRYSALIS CAPITAL IX CORPORATION

Corporate name / Dénomination sociale

863758-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act.*

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Marcie Girouard

Director / Directeur

2013-09-17

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Industry Canada | Industrie Canada

# Form 1
## Articles of Incorporation
*Canada Business Corporations Act (s. 6)*

# Formulaire 1
## Statuts constitutifs
*Loi canadienne sur les sociétés par actions (art. 6)*

1 Corporate name
Dénomination sociale

CHRYSALIS CAPITAL IX CORPORATION

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

The Corporation is not restricted by the Articles of Incorporation from carrying on any business or businesses.

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
**Déclaration des fondateurs :** J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

| Name(s) - Nom(s) | Original Signed by - Original signé par |
|---|---|
| ROBERT MUNRO | ROBERT MUNRO<br>ROBERT MUNRO |

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

## Schedule / Annexe

### Description of Classes of Shares / Description des catégories d'actions

The Corporation is authorized to issue an unlimited number of shares without nominal or par value of a class designated as common shares (the "Common Shares").

The holders of the Common Shares are entitled to:

(a) vote at any meeting of shareholders of the Corporation other than meetings of the holders of another class of shares;

(b) receive any dividends declared by the directors of the Corporation on the Common Shares; and

(c) receive the remaining property of the Corporation upon dissolution.

## Schedule / Annexe

### Restrictions on Share Transfers / Restriction sur le transfert d'actions

No security holder of the Corporation shall be entitled to transfer registered or beneficial ownership of any security or securities of the Corporation without either:

(a) the consent of the holders of more than fifty per cent of the voting shares for the time being outstanding expressed by a resolution passed by the votes of the holders of more than fifty per cent of the voting shares for the time being outstanding at a meeting of the holders of the voting shares or by a resolution in writing signed by all the holders of the voting shares for the time being outstanding; or

(b) the consent of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors of the Corporation or by a resolution in writing signed by all the directors of the Corporation.

## Schedule / Annexe

## Other Provisions / Autres dispositions

The following provisions apply to the Corporation:

(a) The Corporation shall have a lien on any share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation;

(b) The directors of the Corporation may, without authorization of the shareholders of the Corporation:

(i) borrow money upon the credit of the Corporation;
(ii) issue, reissue, sell or pledge debt obligations of the Corporation;
(iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt, obligation or liability of the Corporation.

To the maximum extent permitted by law, the directors may by resolution delegate, either generally or in any particular case, any or all of the powers referred to in this clause to a director, a committee of directors or an officer of the Corporation, and any reference in this clause to the directors include, for greater certainty, any further authorized delegate.

(c) The board of directors are hereby empowered from time to time to appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Industry Canada / Industrie Canada

# Form 1 — Articles of Incorporation
*Canada Business Corporations Act (s. 6)*

# Formulaire 1 — Statuts constitutifs
*Loi canadienne sur les sociétés par actions (art. 6)*

1 Name of corporation
Dénomination sociale de la société

CHRYSALIS CAPITAL IX CORPORATION

2 The province or territory in Canada where the registered office is to be situated
La province ou le territoire au Canada où se situera le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions, if any, on share transfers
Restrictions sur le transfert des actions, s'il y a lieu

See attached schedule / Voir l'annexe ci-jointe

5 Number (or minimum and maximum number) of directors
Nombre (ou nombre minimal et maximal) d'administrateurs

Min: 1, Max: 10

6 Restrictions, if any, on business the corporation may carry on
Limites imposées à l'activité commerciale de la société, s'il y a lieu

The Corporation is not restricted by the Articles of Incorporation from carrying on any business or businesses.

7 Other provisions, if any
Autres dispositions, s'il y a lieu

See attached schedule / Voir l'annexe ci-jointe

8 Incorporator's Declaration: I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

| | | |
|---|---|---|
| ROBERT MUNRO | 36 MCRAE DRIVE , TORONTO, ON M4G 1R9, CANADA | ROBERT MUNRO |

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

**Schedule / Annexe**

**Description of Classes of Shares / Descripion des catégories d'actions**

The Corporation is authorized to issue an unlimited number of shares without nominal or par value of a class designated as common shares (the "Common Shares").

The holders of the Common Shares are entitled to:

(a) vote at any meeting of shareholders of the Corporation other than meetings of the holders of another class of shares;
(b) receive any dividends declared by the directors of the Corporation on the Common Shares; and
(c) receive the remaining property of the Corporation upon dissolution.

## Schedule / Annexe

## Restrictions on Share Transfers / Restriction sur le transfert d'actions

No security holder of the Corporation shall be entitled to transfer registered or beneficial ownership of any security or securities of the Corporation without either:

(a) the consent of the holders of more than fifty per cent of the voting shares for the time being outstanding expressed by a resolution passed by the votes of the holders of more than fifty per cent of the voting shares for the time being outstanding at a meeting of the holders of the voting shares or by a resolution in writing signed by all the holders of the voting shares for the time being outstanding; or

(b) the consent of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors of the Corporation or by a resolution in writing signed by all the directors of the Corporation.

**Schedule / Annexe**
**Other Provisions / Autres dispositions**

The following provisions apply to the Corporation:

(a) The Corporation shall have a lien on any share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation;

(b) The directors of the Corporation may, without authorization of the shareholders of the Corporation:

(i) borrow money upon the credit of the Corporation;
(ii) issue, reissue, sell or pledge debt obligations of the Corporation;
(iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt, obligation or liability of the Corporation.

To the maximum extent permitted by law, the directors may by resolution delegate, either generally or in any particular case, any or all of the powers referred to in this clause to a director, a committee of directors or an officer of the Corporation, and any reference in this clause to the directors include, for greater certainty, any further authorized delegate.

(c) The board of directors are hereby empowered from time to time to appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.